Exhibit 99.1

Martina Hund-Mejean Chief Financial Officer September 2014

Financial Perspective

2014 Investment Community Meeting

©2014 MasterCard. Proropr riietar ry y

Forward-Looking Statements

Today’s presentation may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on our current assumptions, expectations and projections about future events which reflect the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by our comments today. You should review and consider the information contained in our filings with the SEC regarding these risks and uncertainties.

MasterCard disclaims any obligation to publicly update or revise any forward-looking statements or information provided during today’s presentations.

Any non-GAAP information contained in today’s presentations is reconciled to its GAAP equivalent in the Company’s periodic SEC filings.

MasterCard Investment Community Meeting – St. Louis, MO ©2014 MasterCard. September 2014

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Topics for Today

2014 Outlook Capital Planning M&A Activities Long-Term Outlook

MasterCard Investment Community Meeting – St. Louis, MO ©2014 MasterCard. September 2014

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2014 Business Drivers

As-Reported Processed

Growth Q1 Q2 Q2 Jul / Aug Worldwide GDV 14% 13% 12% 12%

US GDV 9% 9% 10% 8%

Rest-of-World GDV 16% 15% 15% 15%

Processed Transactions 14% 12% 12% 11%

Cross-Border Volume 17% 16% 16% 15%

July/August growth trends same or slightly better than previously reported through July 28th

MasterCard Investment Community Meeting – St. Louis, MO ©2014 MasterCard. September 2014

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2014 Financial Outlook

Net Revenue

Full-year growth rate at the lower end of 3-year range

Operating Full-year growth rate in the low teens, including

Expense impact of acquisitions

Tax Rate Approximately 32%, with potential for some

improvement

Euro and Real net neutral

FX Impact Underlying local currencies have 1 ppt headwind on net revenue

MasterCard Investment Community Meeting – St. Louis, MO ©2014 MasterCard. September 2014

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Capital Planning _ Priorities

Strong Preserve strong balance sheet, liquidity and

Balance Sheet credit ratings

Long-Term Investments in organic opportunities and M&A

Business Growth

Return Excess Cash Continue to return excess cash with bias

to Shareholders towards share repurchases

MasterCard Investment Community Meeting – St. Louis, MO ©2014 MasterCard. September 2014

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Return of Capital – Historical Perspective

Share Repurchase & Dividends

4.0

Share Repurchase $ 3.5

3.5 Dividends $ 3.1 $ 0.4

3.0 $ 2.7 $ 0.3

2.5 $ 0.3

$ in billions 2.0 $1.9

$0.1

1.5 $ 2.8 $ 3.1

$ 2.4

1.0 $1.8

0.5

0.0

2012 2013 1H 2014 Through

August 2014

MasterCard Investment Community Meeting – St. Louis, MO ©2014 MasterCard. September 2014

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M&A Strategy Execution

Capability Enhanced	Acquisition
Processing	Provus, ECS
Mobile Technology	C-SAM
Loyalty	Pinpoint
Personal payments	HomeSend JV

2013-2015 Performance Objectives	Exclude new M&A activity
EPS dilution	Impact of about 5 cents for both FY2014 and FY2015

MasterCard Investment Community Meeting – St. Louis, MO
©2014 MasterCard. Proprietary
September 2014

Longer-Term

2013 – 2015 Performance Objectives*

Net Revenue

11-14% CAGR

Growth

Operating

Minimum 50% annually

Margin

Earnings Per Share

At least 20% CAGR

Growth Rate

*	On a constant currency basis and excluding future acquisitions

MasterCard Investment Community Meeting – St. Louis, MO ©2014 MasterCard. September 2014

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